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                                                                   EXHIBIT 10.24



This Employment Agreement (the "Agreement") is made as of November 15, 2001

Between:

               GENETRONICS, INC., a California corporation having its principal place of business at 11199 Sorrento Valley Road, San Diego, CA 92121 (the "Company")

And:

               James L. Heppell, an individual whose address is 1400-1055 W. Hastings Street, Vancouver, British Columbia (the "Employee").

WHEREAS:

   A.   the Employee is the Executive Chairman of the Company;

   B. the Employee is considered by the Board of Directors of the Company (the "Board") to be of great value to the Company and has acquired outstanding and special skills and abilities and an extensive background in and knowledge of the Company's business and the industry in which it is engaged;

   C. the Company recognizes that it is essential and in the best interests of the Company that the Company retain the continuing dedication of the Employee to the Company;

   D. the Company wishes to continue to retain and the Employee has agreed to supply his service in the capacity of Executive Chairman on the terms and conditions set out in this Agreement, which shall supersede and replace all prior agreements, if any, between the parties;

THEREFORE, in consideration of the recitals, the following covenants and the payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree on the following terms:

                              ARTICLE 1: EMPLOYMENT

1.1 EMPLOYMENT: The Company hereby employs the Employee as Executive Chairman or in such other capacity as may be requested by the Board,


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        and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

1.2 DUTIES: The Employee shall perform such duties as are customarily associated with his then current title or titles, consistent with the Bylaws of the Company and as required by the Board. Said duties shall be performed at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary to the discharge of the Employee's duties in connection with his employment.

1.3 HOURS: During the hours the Employee is working for the Company, the Employee will devote his best efforts and business time and attention, as necessary, to the performance of his duties hereunder and to the business and affairs of the Company. The Employee will duly, punctually and faithfully observe the Company's general employment policies and practices, including, without limitation, any and all rules, regulations, policies and/or procedures which the Company may now or hereafter establish governing the conduct of its business.


                             ARTICLE 2: COMPENSATION

2.1 SALARY AND STOCK OPTIONS: For his services hereunder, the Employee shall receive $250.00 per hour for work performed and shall receive $125.00 per hour for travel time. Additionally, the Employee shall receive a grant of 40,000 options of the Company's stock upon execution of this Agreement. Such options shall vest immediately upon grant.

2.2 SALARY INCREASES AND BONUS: From time to time, the Company, in its unfettered discretion may decide to increase the salary for Employee and additionally may offer a discretionary bonus which could include cash, Company stock or stock options. The Company is under no obligation to provide salary increases or bonuses to Employee.

2.3 WITHHOLDING: All payments of salary, bonuses and other compensation pursuant to this Agreement shall be subject to the customary withholding taxes as required by law.


                           ARTICLE 3: FRINGE BENEFITS

3.1 PARTICIPATION IN PLANS: The Employee shall be entitled to all additional fringe benefits, including, but not limited to, life and health insurance programs that may be generally available to other employees of the Company. All matters of eligibility for coverage of benefits under any plan or plans of health, hospitalization, life or other insurance provided by the Company shall be determined in accordance with the provisions of the insurance policies. The Company shall not be liable to the Employee, or his beneficiaries or successors, for any amount payable or claimed to be payable under any plan of insurance, which is not paid to any of the Company's other employees.



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3.2     BUSINESS EXPENSES: The parties acknowledge that the Employee shall incur, from time to time, for the benefit of the Company and in furtherance of the Company's business, various business expenses. The Company agrees that it shall either pay such expenses directly, advance sums to the Employee to be used for payment of such expenses, or reimburse the Employee for such expenses incurred by him. The Employee agrees to submit to the Company such documentation as may be reasonably necessary to substantiate that all expenses paid or reimbursed hereunder were reasonably related to the performance of his duties.

                  ARTICLE 4: TERM AND TERMINATION OF EMPLOYMENT

4.1 INITIAL TERM: The term of this Agreement shall be from the date of this Agreement, until the Executive Chairman is no longer the Chairman of the Board of the Company unless terminated prior to such date in accordance with the terms of this Agreement.

4.2     TERMINATION:

        (a) THE EMPLOYEE'S RIGHT TO TERMINATE - The Employee may terminate his obligations under this Agreement:

               (i) at any time upon providing three weeks notice in writing to the Company;

               (ii) upon a material breach of default of any term of this Agreement by the Company if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Employee to the Company; or

               (iii) at any time within 180 days of the date on which there is a Change of Control.

        (b) COMPANY'S RIGHT TO TERMINATE - The Company may terminate the Employee's employment under this Agreement at any time upon the occurrence of any of the following events:

               (i) the Employee acting unlawfully, dishonestly, in bad faith or negligently with respect to the business of the Company to the extent that it has a material and adverse effect on the Company;

               (ii) the conviction of Employee of any crime or fraud against the Company or its property or any felony offense or crime reasonably likely to bring discredit upon the Employee or the Company;

               (iii) a material breach or default of any term of this Agreement by the Employee if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Company to the Employee;



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               (iv)   the Employee dying or becoming permanently disabled or
                      disabled for a period exceeding 180 consecutive days calculated on a cumulative basis over any two year period during the term of this Agreement; or

               (v) at the discretion of the Board of Directors of the Company.




   (A) MITIGATION: The Employee shall not be required to mitigate any payments received under the provisions of this Agreement when another company or employer employs the Employee.


              ARTICLE 5: NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

5.1 CONFIDENTIAL INFORMATION DEFINED: "Confidential Information" shall mean information disclosed to the Employee, known by the Employee, or developed by the Employee (alone or with others) as a consequence of or through his employment by the Company or his relationship with the Company's subsidiaries, which information is not generally known in the industry in which the Company or of any of its subsidiaries are or may become engaged, about the business of the Company or of any of its subsidiaries, including but not limited to information relating to trade secrets of the Company or its subsidiaries, existing or potential customers, business plans and strategies, research methods and products, pricing and billing methods and marketing methods. Without regard to whether any of such matters would be deemed confidential, proprietary or material as a matter of law, the parties hereto stipulate that, as between them, such matters are confidential, proprietary, and material and unauthorized disclosure, use, or dissemination would seriously affect the effective and successful conduct of the business and interests of the Company or its subsidiaries, and its goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement.

5.2 PROHIBITION ON DISCLOSURE: Except as required in his duties to the Company, the Employee shall not, directly or indirectly use, disseminate or disclose any Confidential Information.

5.3 RETURN OF CONFIDENTIAL INFORMATION UPON TERMINATION: Upon termination of his employment with the Company, the Employee shall return to the Company all documents, records, notebooks and electronic media containing Confidential Information, including all copies thereof, whether prepared by the Employee or others.

5.4 COOPERATION IN PROTECTING CONFIDENTIALITY: The Employee shall provide all reasonable assistance to the Company and its subsidiaries to protect the confidentiality of any such Confidential Information that Employee may have


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        directly or indirectly disclosed, published or made available to third parties in breach of this Agreement. The Employee shall take all reasonable steps requested by the Company to prevent the recurrence of such unauthorized access, use, possession or knowledge. If, at any time, the Employee becomes aware of any unauthorized access, use, possession, or knowledge of any Confidential Information by any third party, the Employee shall immediately notify the Company.

5.5 SURVIVAL: The parties agree that the obligations imposed by this paragraph shall survive termination or expiration of this Agreement, and shall bind the Employee for a period of 15 years after such termination or expiration.


                            ARTICLE 6: MISCELLANEOUS

6.1 IRREPARABLE INJURY: The Employee expressly recognizes and agrees that his obligations under Article 5 of this Agreement are important and material and seriously affect the effective and successful conduct of the business and interests of the Company and its goodwill, and therefore the breach of any obligations under such Articles will constitute an irreparable injury to the Company, for which damages, although available, will not be an adequate remedy at law. Accordingly, the Employee expressly consents to the issuance of injunctive relief to enforce the obligations of this Agreement. The parties agree that service of process may be made by certified mail at the address first listed above. The provisions of this Article are not intended to limit the remedies and relief otherwise available to the Company for breaches by the Employee of Articles of this Agreement other than Article 5.

6.2 ASSIGNMENT PROHIBITED: This Agreement is personal to the Employee hereto and he may not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of the Company. The Company may not assign this Agreement without the written consent of the Employee except in connection with (i) a merger of consolidation of the Company (in which case the merged or consolidated entity shall remain fully liable for its obligations as the Company under this Agreement as specified above) or (ii) a transfer of this Agreement.

6.3 AMENDMENTS: No amendments or additions to this Agreement shall be binding unless in writing and signed by the party against whom enforcement of such amendment or addition is sought.

6.4 PARAGRAPH HEADINGS: The paragraph headings used in this Agreement are included solely for convenience and shall not affect of be used in connection with the interpretation of this Agreement.

6.5 LEGAL EXPENSES OF ENFORCEMENT: If either party commences a legal action or other proceeding for enforcement of this Agreement, or because of an



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        alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and other costs incurred in connection with the action or proceeding, in addition to any other relief to which it may be entitled.

6.6 SEVERABILITY: If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

6.7 ARBITRATION: Any controversy, claim or dispute arising out of or relating to this Agreement or its construction and interpretation shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof. In addition, any controversy, claim or dispute concerning the scope of this arbitration clause or whether a particular dispute falls within this arbitration clause shall also be settled by arbitration in accordance with the rules of the American Arbitration Association.

6.8 CHOICE OF LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents.

6.9 ENTIRE AGREEMENT: This Agreement constitutes the entire, final and complete and exclusive agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to employment.

6.10 CHANGE, MODIFICATION, WAIVER: No change or modification of this Agreement shall be valid unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. The failure of a party of insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

6.11 NOTICES: All notices required or permitted hereunder shall be in writing and shall be delivered in person or sent by certified or registered mail, return


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        receipt requested, postage prepaid to each party at the address first written above or at such other address as provided in writing.

6.12 BINDING EFFECT: This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Genetronics, Inc.,




/s/ Tazdin Esmail
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Employee



/s/ James L. Heppell
------------------------------